EXHIBIT 99.1


HERITAGE BANKSHARES, INC. ANNOUNCES STOCK REPURCHASE

NORFOLK,VA ...Heritage Bankshares, Inc. will purchase up to 35,000 of its outstanding common stock in the open market. The Board of Directors will retire the stock purchased under the program. The Company (Over the Counter Bulletin Board:HBKS) currently has 773,825 shares outstanding. The Norfolk based corporation is the holding company of Heritage Bank & Trust (heritagenorfolk.com) which offers a full range of financial services to the Hampton Roads area.


Safe Harbor Statement

This press release and certain information provided periodically in writing by the Company contains certain "forward-looking statements" as defined in the federal securities laws. Forward-looking statements can be identified by the fact that they do not relate strictly to historical or current facts and include statements regarding intent, belief or current expectation of the Company, its directors and officers with respect to, among other things: the current and long-term value of the Company, and the company's future performance. Investors and prospective investors are cautioned that any such forward-looking statements are not guarantees of future performance and involve risks and uncertainties, and that actual results may differ materially from those projected in the forward-looking statement.